UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2012

Commission File Number 1-13610

PMC COMMERCIAL TRUST

(Exact name of registrant as specified in its charter)

TEXAS	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

PMC Commercial Trust’s (the “Company”) Annual Meeting of Shareholders (the “Annual Meeting”) was held on June 8, 2011. A total of 9,769,098 shares were voted in person or by proxy, representing 92.3% of the shares entitled to be voted. The following are the final voting results on proposals considered and voted upon at the Annual Meeting, all of which are described in the Company’s 2012 Proxy Statement.

1.	Election of Trust Managers.

	For	Withheld	Broker Non-Votes
Nathan G. Cohen	3,191,671	1,722,215	4,855,212
Martha Rosemore Morrow	3,275,177	1,638,709	4,855,212
Barry A. Imber	3,183,955	1,729,931	4,855,212
Irving Munn	3,202,778	1,711,108	4,855,212
Lance B. Rosemore	3,413,102	1,500,784	4,855,212

These five Trust Managers will continue to serve as Trust Managers until such time as their successors are duly elected and qualified.

2.	Approval of the advisory vote on executive compensation.

For	3,456,275
Against	1,352,236
Abstentions	105,370
Broker Non-Votes	4,855,217

The foregoing proposal was approved.

3.	Ratification of PricewaterhouseCoopers LLP as registered public accounting firm for 2012.

For	8,416,984
Against	1,191,404
Abstentions	160,710

The foregoing proposal was approved.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 13, 2012

PMC COMMERCIAL TRUST

By:	/s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer